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                                                                     EXHIBIT 3.5

                       VENTAS REALTY, LIMITED PARTNERSHIP

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                      AS OF

                                JANUARY 31, 2000

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                                TABLE OF CONTENTS

I. Partnership......................................................................1

Section 1.1. Continuation of Partnership; Partnership Interests.....................1
Section 1.2. Name...................................................................2

II. Definitions.....................................................................2

III. Capital........................................................................9

Section 3.1. Capital Contributions of the Partners.................................10
Section 3.2. Issuance and Conversion of Units......................................10
Section 3.3. Additional Funds......................................................16
Section 3.4. Capital Accounts......................................................18
Section 3.5. Interest on and Return of Capital.....................................19
Section 3.6. Negative Capital Accounts.............................................20
Section 3.7. Limit on Contributions and Obligations of Partners....................21
Section 3.8. Redemption and Repurchase of Units....................................21

IV. Principal Office and Registered Office.........................................22

V. Purposes and Powers of Partnership..............................................22

VI. Term...........................................................................23

VII. Allocations...................................................................23

Section 7.1. Allocation of Profits.................................................23
Section 7.2. Losses................................................................23
Section 7.3. Special Allocations...................................................24
Section 7.4. Curative Allocations..................................................27
Section 7.5. Tax Allocations: Code Section 704(c)..................................27

VIII. Cash Available For Distribution..............................................28

Section 8.1. Operating Cash Flow...................................................28
Section 8.2. Capital Cash Flow.....................................................29
Section 8.3. Consent to Distributions..............................................31
Section 8.4. Right to Limit Distributions..........................................31
Section 8.5. Revisions to Reflect Issuance of Additional Partnership Interests.....31

IX. Management of Partnership......................................................31

Section 9.1. General Partner.......................................................31
Section 9.2. Limitations on Powers and Authorities of Partners.....................37
Section 9.3. Limited Partners......................................................37
Section 9.4. Liability of General Partner..........................................38
Section 9.5. Indemnity.............................................................38
Section 9.6. Other Activities of Partners and Agreements with Related Parties......39
Section 9.7. Other Matters Concerning the General Partner..........................40
Section 9.8. Partner Exculpation...................................................41
Section 9.9. General Partner Expenses and Liabilities..............................41
Section 9.10. Title To Partnership Assets..........................................42
Section 9.11.  Reliance By Third Parties...........................................42

X. Banking.........................................................................43

XI. Accounting and Tax Matters.....................................................43

Section 11.1. Fiscal Year..........................................................43

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
Section 11.2. Books of Account.....................................................43
Section 11.3. Method of Accounting.................................................43
Section 11.4.. Preparation of Tax Returns..........................................43
Section 11.5. Tax Elections........................................................43
Section 11.6. Section 754 Election.................................................44
Section 11.7. Tax Matters Partner..................................................44
Section 11.8. Administrative Adjustments...........................................44
Section 11.9. Withholding..........................................................45

XII. Transfers of Partnership Interests............................................46

Section 12.1. General Partner......................................................46
Section 12.2. Limited Partner......................................................46
Section 12.3. Substituted Limited Partners.........................................48
Section 12.4. General Provisions...................................................49
Section 12.5 Existing Pledge.......................................................50

XIII. Admission of New Partners....................................................50

XIV. Termination, Liquidation and Dissolution of Partnership.......................51

Section 14.1. Termination Events...................................................51
Section 14.2. Method of Liquidation................................................51
Section 14.3. Date of Termination..................................................52
Section 14.4. Reconstitution Upon Bankruptcy.......................................52
Section 14.5. Death, Legal Incompetency, Etc. of a Limited Partner.................53

XV. Power of Attorney..............................................................53

XVI. Amendment of Agreement........................................................54

XVII. Miscellaneous................................................................55

Section 17.1. Notices..............................................................55
Section 17.2. Modifications........................................................56
Section 17.3. Successors and Assigns...............................................56
Section 17.4. Duplicate Originals..................................................56
Section 17.5. Construction.........................................................56
Section 17.6. Governing Law........................................................56
Section 17.7. Other Instruments....................................................56
Section 17.8. General Partner with Interest as Limited Partner.....................57
Section 17.9. Legal Construction...................................................57
Section 17.10. Gender..............................................................57
Section 17.11. Prior Agreements Superseded.........................................57
Section 17.12. No Third Party Beneficiary..........................................57
Section 17.13. Purchase for Investment.............................................57
Section 17.14. Waiver..............................................................58
Section 17.15. No Rights as Shareholder............................................58
Section 17.16. Time of Essence.....................................................58
Section 17.17. Counterparts........................................................58

                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       FOR

                       VENTAS REALTY, LIMITED PARTNERSHIP

     THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") has been executed and delivered as of the 31st day of January, 2000, by Ventas, Inc., a Delaware corporation (formerly known as "Vencor, Inc." and the "General Partner" or the "Company"), Ventas LP Realty, L.L.C., a Delaware limited liability company, pursuant to Section 16 hereof, ("LLC"); and such other entities or persons as may in the future be identified on Schedule A to this Agreement (the "Additional Partners") (the General Partner, LLC and the Additional Partners (when admitted), being each a "Partner" and collectively, the "Partners"). LLC and the Additional Partners are each a "Limited Partner" and LLC is, as of the date of this Agreement, the "Limited Partner".

                                    RECITALS

     A. The Partners are parties to that certain Agreement of Limited Partnership dated as of March 30, 1998 (the "Prior Partnership Agreement") and, in accordance therewith, have been doing business as Ventas Realty, Limited Partnership (the "Partnership").

     B. Pursuant to the powers granted to the General Partner under Section 16 hereof, the General Partner deems it to be in the best interest of the Partnership to amend and restate the Prior Partnership Agreement in its entirety and is desirous of continuing the Partnership in accordance with the Delaware Revised Uniform Limited Partnership Act and this Agreement.

     THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

I.   Partnership.

     Section 1.1. Continuation of Partnership; Partnership Interests. The General Partner and the Limited Partner do hereby continue the Partnership as a Delaware limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner and the Limited Partner is the sole limited partner of the Partnership. All Partnership profits, losses, and distributive shares of tax items accruing prior to the date of this Agreement shall be allocated in accordance with, and the respective rights and obligations of the Partners with respect to the period prior to the date of this Agreement shall be governed by, the Prior Partnership Agreement. No Partner has any interest in any Partnership property but the interests of all Partners in the Partnership are, for all purposes, personal property.

     Section 1.2. Name. The Partnership name shall be "Ventas Realty, Limited Partnership", but the General Partner may from time to time change the name of the Partnership or may adopt such trade or fictitious names as it may determine.

II.  Definitions.

     As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

     "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

     "Adjusted Capital Account Deficit" shall mean, at any time, the then balance in the Capital Account of a Partner, after giving effect to the following adjustments:

          (i) credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to this Agreement or otherwise or is deemed to be obligated to restore as described in the penultimate sentences of Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5), or any successor provisions; and

          (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     "Aggregate Restoration Amount" shall mean with respect to the Obligated Partners, as a group, the aggregate balances of the Restoration Amounts, if any, of the Obligated Partners, as determined on the date in question.

     "Agreement" shall mean this First Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time.

     "Assignee" shall mean a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a substituted Limited Partner, and who has the rights set forth in Section 12(B)(ii).

     "Bankruptcy" of a Partner shall mean (a) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its

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debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other Federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (b) the making by a Partner of any assignment for the benefit of its creditors or the admission by a Partner in writing of its inability to pay its debts as they mature, or (c) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

     "Capital Account" shall mean the capital account maintained by the Partnership for each Partner as described in Section 3.4 below.

     "Capital Cash Flow" shall have the meaning provided in Section 8.2 below.

     "Capital Contribution" shall mean, when used in respect of a Partner, the initial capital contribution of such Partner as set forth in Schedule A below and any other amounts of money or the fair market value of other property contributed by such Partner to the capital of the Partnership pursuant to the terms of this Agreement, including the Capital Contribution made by any predecessor holder of the Partnership Interest of such Partner.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute.

     "Common Share" shall mean a common share of beneficial interest (or other comparable common equity interest) of the Company.

     "Company" means Ventas, Inc. and the General Partner of the Partnership, and any successor thereto


     "Contributing Partner" shall have the meaning provided in clause (vi) of
Section 3.2(B) below.

     "Depreciation" shall mean for any fiscal year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for Federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for Federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "Determination Date" shall have the meaning provided in Section 3.2 below.

     "FPAA" shall have the meaning provided in Section 11.6 below.

     "General Partner" means Ventas, Inc. sometimes also referred to in this Agreement as the "Company," and any successor thereto.

     "Gross Asset Value" means, with respect to any Partnership asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner;

          (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the General Partner; and

          (iv) The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses and Section 7.3(G) below; provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     "IRS" shall have the meaning provided in Section 11.8 below.

     "Limited Partner" shall mean any Person (i) whose name is set forth as a Limited Partner on Schedule A attached hereto or who has become a Limited Partner pursuant to the terms and conditions of this Agreement, and (ii) who holds a Partnership Interest. "Limited Partners" means all such persons.

     "Market Price" shall have the meaning set forth in Section 3.2(C) below.

     "Nonrecourse Debt" shall mean a liability as defined in Regulations Section 1.704-2(b)(3).

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(c).

     "Obligated Partners" shall mean that or those Limited Partner(s) listed as Obligated Partner(s) on Schedule A attached hereto and made a part hereof, as such Schedule may be amended from time to time by the General Partner, whether by express amendment to this Partnership Agreement or by execution of a written instrument by and between any additional Obligated Partner(s) being directly affected thereby and the General Partner, acting on behalf of the Partnership and without the prior consent of the Limited Partners (whether or not Obligated Partners other than the Obligated Partner(s) being directly affected thereby). Any successor, Assignee, or transferee of the entire Partnership Interest of an Obligated Partner shall be considered an Obligated Partner; provided, however, that if an Obligated Partner makes a distribution of all or any portion of its OP Units in accordance with Section 12(B)(i)(z) hereof, the General Partner shall, upon receipt of written notice from such Obligated Partner and such distributee(s) of OP Units, amend Schedule A_ to add any such distributee(s) as an additional Obligated Partner in the manner set forth in such notice.

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     "Operating Cash Flow" shall have the meaning provided in Section 8.1 below.

     "OP Units" are units of Partnership Interest more particularly described in
Section 3.2 below.

     "OP Unit Value" shall mean, as of any given time, the number of OP Units into which a Preference Unit is convertible (whether or not the conversion can then be effected), or the value of the Preference Unit expressed in OP Units if the Preference Unit is not convertible into OP Units, as provided for in the applicable Preference Unit Term Sheet or Other Securities Term Sheet.

     "Other Securities" shall have the meaning set forth in clause (iv) of
Section 3.2(B) below.

     "Other Securities Term Sheet" shall have the meaning provided in clause (f) of Section 3.2(B) below.

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i).

     "Partners" shall mean, collectively, the General Partner and the Limited Partners, or any additional or successor Partners of the Partnership admitted to the Partnership in accordance with the terms of this agreement. Reference to a Partner shall be to any one of the Partners.

     "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and of the Act.

     "Partnership Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

     "Percentage Interest" shall mean, as to each Partner, the quotient (expressed as a percentage) arrived at by dividing (i) the sum of the OP Unit Value of any Preference Units held by that Partner and the number of OP Units held by that Partner, by (ii) the sum of the OP Unit Value of all Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time. The respective Percentage Interests of the Partners shall be as set forth in Schedule A attached to this Agreement, as such may be revised by the General Partner to add Partners from time to time as provided in Section 3.1.

     "Person" means any individual, partnership, corporation, trust or other entity.

     "Pledge" shall have the meaning provided in Section 12(B)(i) below.

     "Preference Units" are units of Partnership Interest more particularly described in Section 3.2 below.

     "Preference Unit Term Sheet" shall have the meaning provided in clause (e)
Section 3.2(B) below.

     "Prior Partnership Agreement" has the meaning set forth in Recital A above.

     "Profits" and "Losses" shall mean for each fiscal year or portion thereof, an amount equal to the Partnership's items of taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code with the following adjustments:

               (i) any income which is exempt from Federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to taxable income or loss;

               (ii) any expenditures of the Partnership described in Code
          Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

               (iii) in the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value contained in this Section 2, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

               (iv) gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; (vi) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (vi) any items specially allocated pursuant to Section 7.3 or
          Section 7.4 below shall not be considered in determining Profits or Losses.

     "Recapitalization" shall have the meaning provided in Section 3.2(C) below.

     "Record Date" shall have the meaning provided in Section 9.1A.(8) below.

     "Recourse Debt" shall mean the amount of indebtedness owed by the Partnership other than Nonrecourse Debt and Partner Nonrecourse Debt.

     "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Restoration Amount" shall mean with respect to any Obligated Partner, the amount set forth opposite the name of such Obligated Partner on Schedule A attached hereto and made a part hereof, as such Schedule may be modified from time to time by an amendment to the Partnership Agreement or by execution of a written instrument by and between such Obligated Partner, and/or any additional Obligated Partner(s) being directly affected thereby and the General Partner, acting on behalf of the Partnership and without the prior written consent of the Limited Partners (whether or not Obligated Partners other than the Obligated Partner(s) being directly affected thereby). If an Obligated Partner makes a distribution of all or any portion of its OP Units in accordance with Section 12(B)(i)(z) hereof, and the General Partner receives a written notice from such Obligated Partner and any distributee of OP Units to amend Schedule A to add such distributee as an additional Obligated Partner, the Restoration Amount of such additional Obligated Partner shall be increased by an amount equal to that amount set forth in such notice, and the Restoration Amount of the Obligated Partner making such distribution shall be reduced by such amount.

     "Subsidiary" or "Subsidiaries" shall mean any corporation, partnership, limited liability or other entity in which the Partnership or the Company, as applicable shall have a controlling interest whether by vote, value, number of interests in such entity or by other agreement.

     "TMP" shall have the meaning provided in Section 11.5 below.

     "Units" has the meaning set forth in Section 3.2(A) below.

III. Capital.

     Section 3.1. Capital Contributions of the Partners. At the time of the execution of this Agreement, the Partners shall make or shall have made or be deemed to have made the Capital Contributions as set forth in Schedule A. The Partners shall own OP Units in the amounts set forth in Schedule A and shall have a Percentage Interest in the Partnership as set forth in Schedule A, which Percentage Interest shall be adjusted in Schedule A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional OP Units or similar events having an effect on a Partner's Percentage Interest. To the extent the Partnership is acquiring any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Schedule A.

     Section 3.2. Issuance and Conversion of Units.


     A. The interest of a Partner in the Partnership is referred to as being evidenced by one or more "Units". Units may be either "OP Units" or "Preference Units":

                    (i) An "OP Unit" is a unit of Partnership Interest that, as more particularly provided for below in Section 3.2(B), may be converted into either cash or one (1) Common Share.

                    (ii) A "Preference Unit" is a unit of Partnership Interest having such rights, preferences and other privileges, variations and designations as may be determined by the General Partner in its sole and absolute discretion (but not in violation of the provisions of Section 3.2(B) or the terms of any other Preference Unit(s)). There may be more than one series or class of Preference Units having differing terms and conditions, but all Preference Units within a given series or class shall have the same rights, preferences and other privileges, variations and designations. A Preference Unit shall be convertible into one or more OP Units or be capable of being valued in OP Units. With respect to each series or class of Preference Units, the General Partner may also, in its discretion, determine and fix, among other terms and conditions, any of the following: (a) the series to which such Preference Units shall belong, (b) the distribution rate therefore, (c) the price at and the terms and conditions on which such Preference Units may be redeemed, (d) the amount payable in respect of such Preference Units in the event of involuntary or voluntary liquidation, (e) the terms and conditions on which such Preference Units may be converted, if such Preference Units are issued with the privilege of conversion, and (f) the number of such Preference Units to be issued as a part of such series. Once determined and fixed as herein provided, however, the terms and conditions of a particular series or class of Preference Units may not be changed without the written consent of the holders of at least 67% of the Preference Units within the class or series (or such greater percentage as may be provided for in the applicable Preference Unit Term Sheet or Other Securities Term Sheet, as the case may be).

     The aggregate total of all Units outstanding as of the date of this Agreement, including the making of the capital contributions referred to in
Section 3.1 above, is 67,988,676. As of the date of this Agreement, each Partner is deemed to hold Units as shown on Schedule A.

     B. From time to time hereafter, subject to and in accordance with the provisions of this Section 3.2(B), the General Partner shall cause the Partnership to issue additional Units as follows:

                    (i) OP Units to the Company upon the issuance by the Company of additional Common Shares (other than in exchange for OP Units) and the contribution of the net proceeds thereof as a Capital Contribution to the Partnership as provided for in Section 3.3(B) below it being understood, however, that the Company may issue Common Shares in connection with share option plans, dividend reinvestment plans, restricted share plans or other benefit or compensation plans (for example, shares issued in lieu of fees or compensation) without receiving any proceeds and that the issuance of such Common Shares shall nonetheless entitle the Company to additional OP Units pursuant to this clause (i);

                    (ii) OP Units to Partners (including itself) that hold
               Preference Units that are convertible into OP

               Units, upon the exercise of such conversion in accordance with the terms and conditions of the Preference Unit Term Sheet or Other Securities Term Sheet each hereinafter defined) applicable thereto;

                    (iii) OP Units to Partners holding OP Units (including
               itself) if and to the extent of each such Partner's participation in any reinvestment program contemplated by Section 3.3(C) below;

                    (iv) Preference Units to the Company upon the issuance by
               the Company of securities other than Common Shares (whether debt or equity securities; ("Other Securities") and the contribution of the net proceeds thereof as a Capital Contribution to the Partnership as provided for in Section 3.3(B) below; and

                    (v) in all other cases, OP Units and/or Preference Units, as determined by the General Partner, in its discretion, to existing or newly-admitted Partners (including itself), in exchange for the contribution by a Partner (the "Contributing Partner") of additional Capital Contributions to the Partnership.

Issuance of OP Units as aforesaid shall be in accordance with the following:

     (a) the number of OP Units issued to the Company under clause (i) of this
Section 3.2(B) shall be equal to the number of Common Shares issued;

     (b) the number of OP Units issued to a Partner under clause (ii) of this
Section 3.2(B) shall be as provided for in the Preference Unit Term Sheet or the Other Securities Term Sheet (each hereinafter defined) pursuant to which the Preference Units being converted exist;

     (c) the number of OP Units issued to a Limited Partner under clause (iii) of this Section 3.2(B) shall be as provided for in the applicable reinvestment program; and

     (d) the number of OP Units issued to a Contributing Partner under clause
(v) of this Section 3.2(B) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional Capital Contributions (net of any debt to which such property is subject or assumed, and any cash paid to the Contributing Partner, by the Partnership in connection with such contribution) by (y) the contractual price per OP Unit agreed to by the General Partner and the Contributing Partner.

     (e) Preference Units issued pursuant to clause (v) of this Section 3.2(B) shall have the terms and conditions specified in an agreement (a "Preference Unit Term Sheet") executed by and between the Partnership (at the direction and in the discretion of the General Partner) and the Contributing Partner and such Preference Unit Term Sheet shall thereupon be a part of this Agreement. The number of Preference Units issued to a Contributing Partner under clause (v) of this Section 3.2(B) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional capital contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) an amount provided for in the Preference Unit Term Sheet; and

     (f) Preference Units issued pursuant to clause (iv) of this Section 3.2(B) shall have economic terms substantially identical to those of the applicable Other Securities and such other terms and conditions, all of which are specified in an agreement (an "Other Securities Term Sheet") executed between the Partnership and the Company and such Other Securities Term Sheet shall thereupon be a part of this Agreement.

     Units may also be issued to some or all of the Partners holding Preference Units if and to the extent of such Partner's participation in any reinvestment program contemplated by Section 3.3(C) below. Upon the issuance of additional OP Units and/or Preference Units in accordance with the provisions of this Section 3.2(B), each recipient of such Units shall either execute this Agreement or a joinder to this Agreement (which joinder, as to Preference Units, may be a part of the applicable Preference Unit Term Sheet or Other Securities Term Sheet) and the Percentage Interests of all of the Partners shall thereupon be appropriately adjusted by the General Partner. Notwithstanding anything to the contrary contained herein, in no event shall any additional Preference Units or OP Units be issued (pursuant to this Section 3.2(B) or otherwise) to the extent that the effect of such issuance would be to reduce the General Partner's Percentage Interest to fifty percent (50%) or less.

     C. Subject to the further provisions of this Section 3.2(C), the Company hereby grants to each Limited Partner holding OP Units the right to request the Partnership to redeem any or all of its OP Units for cash, as follows:

                    (i) The cash to be paid per OP Unit shall be in an amount
               equal to the product arrived at by multiplying (i) the number of OP Units requested to be redeemed by such Limited Partner multiplied by (ii) the Market Price, with such payment to be made within ten (10) days after the Company's receipt of the Limited Partner's exercise notice as aforesaid; provided, however, that in calculating Market Price for this Section 3.2(C) only, the "Determination Date" shall mean the trading date immediately preceding the date on which the Company receives notice from the holder of OP Units stating such holder's intention to exercise its right to request an exchange of its OP Units for Common
               Shares. As used in this Section 3.2(C), "Market Price" means either (a) the last reported sale price per share of the Common Shares at the close of trading on the Determination Date as reported in the Wall Street Journal (Midwest Edition) or such other reportable stock price reporting service as may be selected by the General Partner, or (b) in the event that the Common Shares were not traded on such Determination Date, then the last reported sale price as aforesaid on the most recent day that the Common Shares were traded.

                    (ii) After the date agreed upon by the General Partner and each Limited Partner in a separate writing at the time a Limited Partner is admitted to the Partnership, a Limited Partner may exercise such right at any time and from time to time upon not less than ten (10) days prior written notice by the Limited Partner seeking to redeem OP Units to the Partnership and the Company.

                    (iii) However, the Partnership shall not be obligated to
               satisfy such request for redemption for cash if (A) the Company elects, in its sole and absolute discretion and subject to the limitations on Excess Shares in the Company's Certificate of Incorporation, to purchase the OP Units subject to the redemption notice by assuming the Partnership's obligations in this Section 3.2(C) and purchasing the OP Units tendered, by notifying within five (5) business days after receipt of the Limited Partner's notice the tendering Limited Partner of the Company's intention to purchase the OP Units and to make payment therefor in Common Shares, with one OP Unit being exchangeable for one Common Share, and (B) the Company so purchases the tendered OP Units. If the Company purchases such OP Units, the Company, the Partnership and the tendering Limited Partner shall treat the transaction as a taxable sale for federal income tax purposes by the Limited Partner to the Company. Each such Limited Partner agrees to execute such documents as the Company may reasonably require in connection with such issuance of Common Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exchange of OP Units for Common Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding OP Units not owned by the Company, and any Preference Units not owned by the Company that are convertible into OP Units (whether or not the conversion can then be effected).

                    (iv) The redeeming Limited Partner shall have no right to
               distributions with respect to the OP Units redeemed or sold to the Company in respect of periods after the closing of redemption or sale.

                    (v) No Limited Partner shall, by virtue of being the holder of one or more OP Units and/or Preference Units, be deemed to be a shareholder of or have any other interest in the Company.

                    (vi) In the event of any change in the outstanding Common
               Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change (a "Recapitalization"), the number of OP Units held by each Partner (or into which Preference Units are or may be convertible, if applicable) shall be proportionately adjusted so that one OP Unit remains exchangeable for one Common Share without dilution. If the Company adopts a shareholder rights plan or such other plan or arrangement pursuant to which the holders of Common Shares are entitled to receive rights or other securities upon the occurrence of specified events, then the General Partner shall in good faith make an equitable adjustment to the exchange ratio of Common Shares for OP Units, as the General Partner shall determine in its sole discretion, to protect the value of the OP Units if any rights or other securities issued under such plan or arrangement become exercisable and expire prior to a Determination Date.

                    (vii) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 3.2(C), and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, if the Partnership makes a cash payment as provided herein, the cash payment shall be paid by the Partnership directly to such Assignee and not to such Limited Partner, and if the Company elects to purchase the Units for Common Shares, the Common Shares shall be exchanged for Units held by such Assignee and not such Limited Partner.

                    (viii) In the event the Company issues any Common Shares in exchange for OP Units pursuant to this Section 3.2(C), the General Partner shall record the transfer on the books of the Partnership so that the Company is thereupon the owner and holder of such OP Units.

          (ix) Notwithstanding the foregoing provisions of this Section 3.2(C), a Limited Partner shall not have the right to exchange OP Units for Common Shares if (i) in the opinion of counsel for the Company, the Company would, as a result thereof, no longer qualify (or it would be likely that the Company no longer would qualify) as a real estate investment trust under the Code; (ii) such exchange would, in the opinion of counsel for the Company, constitute or be likely to constitute a violation of applicable securities laws, or (iii) if the delivery of the Company Common Shares to such Partner as provided in this paragraph C by the Company (regardless of whether or not the Company would in fact exercise its rights to do so) would be prohibited under the Certificate of Incorporation of the Company.

     Section 3.3. Additional Funds.


     A. No Partner shall be assessed or, except as otherwise provided in this Agreement, required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so (except as provided for in Section 3.3(B) below), be contributed by the General Partner or any other Partner (provided such other Partner is willing to do so and the General consents thereto, each in its sole and absolute discretion) as additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional OP Units and/or Preference Units as provided for in Section 3.2(B) above. The General Partner shall also have the right (but not the obligation) to raise any additional funds required for the Partnership in accordance with the provisions of Section 9.7(E) below and/or by causing the Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partner shall deem appropriate in its sole discretion. If the General Partner elects to cause the Partnership to borrow the additional funds, or if the Partnership issues a guaranty, indemnity or similar undertaking in connection with indebtedness of the Company as aforesaid, in any such case one or more of the Partnership's assets may be encumbered to secure the loan or undertaking. Except as provided for in Section 3.3(C) below, no Limited Partner shall have the right to make additional Capital Contributions to the Partnership without the prior written consent of the General Partner.

     B. Except for (i) the capitalization of any wholly owned entity of the General Partner which is the general partner of a partnership having the Partnership as a limited partner, (ii) the net proceeds generated by the issuance of Other Securities that evidence debt (and are not equity securities) that are loaned by the Company to the Partnership, and (iii) where, in the good faith opinion of the Company, the net proceeds generated by the issuance of Other Securities (whether for debt or equity) are retained by the Company for a valid business reason consistent with the purposes of the Partnership and such retention does not materially adversely affect the Limited Partners, the net proceeds of any and all funds raised by or through the Company through the issuance of Common Shares or Other Securities shall be contributed to the Partnership as additional Capital Contributions, and in such event the Company shall be issued additional Units pursuant to Section 3.2(B) above.

     C. If the General Partner creates and administers a reinvestment program in substantial conformance with a dividend reinvestment program which may be available from time to time to holders of the Common Shares, each Limited Partner holding OP Units shall have the right to reinvest any or all cash distributions payable to it from time to time pursuant to this Agreement by having some or all (as the Limited Partner elects) of such distributions contributed to the Partnership as additional Capital Contributions, and in such event the Partnership shall issue to each such Limited Partner additional OP Units pursuant to clause (iv) of Section 3.2(B) above, or the General Partner may elect to cause distributions with respect to which a Limited Partner has elected reinvestment to be contributed to the Company in exchange for the issuance of Common Shares. At the option of the General Partner, such a program may also be made available with respect to Preference Units.

     D. From and after the date hereof, the Company shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 3.2(C)), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively "New Securities") other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to the Company, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities; and (ii) the Company contributes to the Partnership the net proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities. Without limiting the foregoing, the Company is expressly authorized to issue New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the Company and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Units pursuant to an employee stock purchase plan providing for employee grants or purchases of REIT Shares or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise); and (y) the Company contributes all proceeds, if any, from such issuance and exercise to the Partnership. All options to acquire Common Shares issued by the Company prior to the date hereof to employees, former employees, or employees of persons with whom the Company had or has contractual relationships shall be treated for purposes of this Section 3.3 D. in the same fashion as options issued after the date hereof to employees of the Company and, as provided herein, the Partnership shall be treated as having issued similar options to the Company in respect of all such options issued by the Company that are currently outstanding.

     E. In connection with any public or private offering of REIT Shares by the Company and any other issuance of New Securities, the Company shall contribute to the Partnership any proceeds (or a portion thereof) raised in connection with such issuance; provided that if the proceeds actually received by the Company are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter's discount and other expenses paid by the Company (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 9.9). In the case of employee acquisitions of New Securities at a discount from fair market value or for no value in connection with a grant of New Securities, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities.

     Section 3.4. Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Partner.

     A. To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to
Section 7.3, Section 7.4 or Section 14.2(C) hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

     B. To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 7.3 or Section 7.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

     C. In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement (including a transfer of OP Units in exchange for Common Shares, pursuant to Section 3.2(C)), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

     D. In determining the amount of any liability for purposes of Sections 3.4(A) and 3.4(B) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

     E. This Section 3.4 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, or the Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Section 14 below upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

     Section 3.5. Interest on and Return of Capital.

     A. No Partner shall be entitled to any interest on its Capital Account or on its contributions to the capital of the Partnership.

     B. Except as expressly provided for in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of his capital contributions to the Partnership and there shall be no priority of one Partner over the other as to the return of capital contributions or withdrawals or distributions of profits and losses. No Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Partnership.

     Section 3.6. Negative Capital Accounts.

     A. Except as provided in the next sentence and Section 3.6(B), no Partner shall be liable to the Partnership or to any other Partner for any deficit or negative balance which may exist in such Partner's Capital Account. If any Obligated Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, allocations and adjustments to Capital Accounts for all periods), each such Obligated Partner shall contribute to the capital of the Partnership an amount equal to its respective deficit balance; such obligation to be satisfied by the end of the fiscal year of liquidation (or, if later, within ninety (90) days following the liquidation and dissolution of the Partnership.) Such contributions shall be used to make payments to creditors of the Partnership and such Obligated Partners (i) shall not be subrogated to the rights of any such creditor against the General Partner, the Partnership, another Partner or any person related thereto, and
(ii) hereby waive any right to reimbursement, contribution or similar right to which such Obligated Partners might otherwise be entitled as a result of the performance of its obligations under this Agreement.

     B. Except as otherwise agreed in writing by the General Partner and an Obligated Partner, prior to the time of admission of such Obligated Partner to the Partnership, notwithstanding any other provision of this Agreement, an Obligated Partner shall cease to be an Obligated Partner for purposes of this
Section 3.6 upon an exchange by such Obligated Partner of all remaining OP Units for Common Shares (pursuant to Section 3.2(C) or otherwise) 12 months after the date of such exchange by such Obligated Partner unless at the time of, or during the 12 month period following, such exchange, there has been:

               (i) An entry of a decree or order for relief in respect of the Partnership by a court having jurisdiction over a substantial part of the Partnership's assets, or the appointment of a receiver, liquidator, Assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or ordering the winding up or liquidation of the Partnership's affairs, in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or

               (ii) The commencement against the Partnership of an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or

               (iii) The commencement by the Partnership of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, Assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of Partnership generally to pay its debts as such debts become due or the taking of any action in furtherance of any of the foregoing; provided that, after the passage of such 12 months, the Obligated Partner shall cease to be an Obligated Partner, at the first time, if any, that all of the conditions set forth in (i) through
          (iii) above are no longer in existence.

     This Section 3.6(B) shall not be amended without the consent of two-thirds in number of the Obligated Partners, provided, however, that no such amendment shall adversely affect an Obligated Partner without the written consent of such Obligated Partner.

     Section 3.7. Limit on Contributions and Obligations of Partners. Neither the Limited Partner nor the General Partner shall be required to make any additional advances or contributions to or on behalf of the Partnership or to endorse any obligations of the Partnership.

     Section 3.8. Redemption and Repurchase of Units. Notwithstanding any other provision of this Agreement which may be contrary to this Section 3.8, in the event of the proposed repurchase or redemption for cash by the Company of (i) Common Shares or, (ii) Other Securities with respect to which the Company had previously been issued Preference Units pursuant to Section 3.2(B)(iv) of this Agreement, then, in such event, the Partnership shall provide cash to the Company concurrently with such repurchase or redemption for such purpose equal to the proposed repurchase or redemption price, and one OP Unit owned by the General Partner (or, in the case of redemption or repurchase by the Company of Other Securities contemplated by clause (ii) above, one Preference Unit owned by the General Partner which had been issued with respect to such Other Securities) shall be canceled with respect to each Common Share (or share of Other Securities) so repurchased or redeemed.

IV.  Principal Office and Registered Office.

         The principal office of the Partnership shall be located at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642 or at such other place as the General Partner may designate after giving written notice of such designation to the other Partners. The registered office of the Partnership shall be c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, Count of New Castle, Delaware 19801

V.   Purposes and Powers of Partnership.

     A. The purposes of the Partnership shall be to engage in any lawful act or activity for which limited partnerships may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing, including without limitation acquiring, owning, constructing, leasing, operating, financing and disposing of direct and indirect interests in real estate and other entities owning real estate interests, whether directly or indirectly, alone or in association with others in partnership or otherwise, making of investments or expenditures, borrowing and lending of money, and to conduct any other business that may be lawfully conducted by a limited partnership pursuant to the Act and the taking of any and all actions which are incidental or related to any of the purposes recited above. It is agreed that each of the foregoing is an ordinary part of the Partnership's business and affairs. Property may be acquired subject to, and by assuming, the liens, encumbrances, and other title exceptions which affect such property. The partnership may also be a partner, general or limited, in partnerships, general or limited, and joint ventures created to accomplish all or any of the foregoing and may own any or all of the stock or membership interests in one or more corporate subsidiaries or limited liability companies formed for one or more of the foregoing purposes.

     B. The Partnership purposes may be accomplished by taking any action which is not prohibited under the Act and which is related to the acquisition, ownership, development, improvement, operation, management, financing, leasing, exchanging, selling or otherwise encumbering or disposing of all or any portion of the assets of the Partnership, or any interest therein.

VI.  Term.

     The term of the Partnership shall continue until the Partnership is terminated upon the occurrence of an event described in Section 14.1 below.

VII. Allocations.

     Section 7.1. Allocation of Profits. After giving effect to the allocations set forth in Sections 7.3 and 7.4, Profits for any fiscal year shall be allocated to the Partners in the following order of priority:

     A. First, to the General Partner to the extent that the cumulative Losses allocated to the General Partner pursuant to Section 7.2(D) exceed the cumulative Profits allocated to the General Partner pursuant to this Section 7.1(A);

     B. Second, to each Partner to the extent of and in proportion to the amount by which the cumulative Losses allocated to such Partner pursuant to Section 7.2(C) exceed the cumulative Profits allocated to such Partner pursuant to this
Section 7.1(B);

     C. Third, to the General Partner to the extent that the cumulative Losses allocated to the General Partner pursuant to Section 7.2(B) exceed the cumulative Profits allocated to the General Partner pursuant to this Section 7.1(C);

     D. Fourth, to each Partner to the extent of and in proportion to the amount by which the cumulative Losses allocated to such Partner pursuant to Section 7.2(A) exceed the cumulative Profits allocated to such Partner pursuant to this
Section 7.1(D); and

     E. Thereafter, to the Partners in accordance with their respective Percentage Interests.

     Section 7.2. Losses. After giving effect to the allocations set forth in Sections 7.3 and 7.4, Losses for each fiscal year shall be allocated to the Partners in the following order of priority:

     A. First, to the Partners, in proportion to their respective Percentage Interests; provided that Losses allocated pursuant to this Section 7.2(A) shall not exceed the maximum amount of Losses that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for a Partner's actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account balance pursuant to Section 3.6 hereof);

     B. Second, to the General Partner, until the General Partner's Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for the obligation of any General Partner to actually fund a deficit Capital Account balance) equals the excess of (i) the amount of Recourse Liabilities over (ii) the Aggregate Restoration Amount;

     C. Third, to the Obligated Partners, in proportion to their respective Restoration Amounts, until such time as the

Obligated Partners have been allocated in aggregate amount of Losses pursuant to this Section 7.2(C) equal to the Aggregate Restoration Amount; and

     D. Thereafter, to the General Partner.

     This Section 7.2 together with Section 7.1 shall control notwithstanding any reallocation or adjustment of taxable income, loss or other items by the IRS or any other taxing authority; provided, however, that neither the Partnership nor the General Partner (nor any of their respective affiliates) is required to indemnify any Obligated Partner (or its affiliates) for the loss of any tax benefit resulting from any reallocation or adjustment of taxable income, loss or other items by the IRS or other taxing authority.

         The provisions of Section 7.1 and this Section 7.2 shall not be amended in a manner which adversely affects an Obligated Partner (without consent of such Obligated Partner), provided that the General Partner may amend Schedule A to add additional Obligated Partners. If the Partnership issues additional Units to any Partner pursuant to this Agreement, the General Partner shall make such revisions to this Article 7 and Schedule A as it deems necessary to reflect the terms of the issuance of such Units, including making preferential allocations to classes of Preference Units that are entitled thereto, which shall not be deemed to affect adversely an Obligated Partner. Such revisions shall not require the consent or approval of any other Partner.

     Section 7.3. Special Allocations. The following special allocations shall be made in the following order:

     A. Minimum Gain Chargeback. Except as otherwise provided in Regulations
Section 1.704-2(f), notwithstanding any other provision of this Section 7, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.3(A) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

     B. Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this
Section 7, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner

Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2). This Section 7.3(B) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 7.3(C) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for this Section 7 have been tentatively made, as if this Section 7.3(C) were not in the Agreement.

     D. Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specifically allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.3(D) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 7 have been made as if Section 7.3(C) hereof and this Section 7.3(D) were not in the Agreement.

     E. Preferential Gross Income Allocations. If and to the extent Partners receive distributions from the Partnership (other than (i) distributions pursuant to Section 14.2(C) in final liquidation of the Partnership), each such Partner shall be allocated an equal amount of Partnership gross income prior to any allocations of Profit and Loss pursuant to Sections 7.1 and 7.2 above. For purposes of this Section 7.3(E), any payment with respect to a Preference Unit that, under the applicable Preference Unit Term Sheet or Other Securities Term Sheet, as the case may be, constitutes a payment in redemption of such Preference Unit shall not be considered a distribution except to the extent such payment is specifically attributable to accrued and unpaid preferred distributions with respect to such Preference Unit provided for in such Term Sheet.

     F. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in accordance with their respective Percentage Interests.

     G. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations
Section 1.704-2(i)(1).

     H. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partners in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or the Partner to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     Section 7.4. Curative Allocations. The allocations set forth in Sections 7.3(A), 7.3(B), 7.3(C), 7.3(D), 7.3(F), 7.3(G) and 7.3(H) above (the "Regulatory
Allocations") are intended to comply with certain requirements of the Regulations under Sections 704(b) and 514(c)(9)(E) of the Code. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 7.4. Therefore, notwithstanding any other provision of this Section 7 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 7.1 and 7.2(A) (subject, however, to Section

7.3(E) above), and so that, to the greatest extent possible, such allocations comply with the Regulations under Code Section 514(c)(9)(E). In exercising its discretion under this Section 7.4, the General Partner shall take into account future Regulatory Allocations under Sections 7.3(A) and 7.3(B) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.3(F) and 7.3(G).

     Section 7.5. Tax Allocations: Code Section 704(c).

     A. Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value in accordance with any permissible manner or manners under Code Section 704(c) and the Regulations thereunder.

     B. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of "Gross Asset Value" contained in Section 2 above, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner or manners permitted under Code Section 704(c) and the Regulations thereunder.

     C. Any elections or other decisions relating to such allocations shall be made by the General Partner in any permissible manner under the Code or the Regulations that the General Partner may elect in its sole discretion. Allocations pursuant to this Section 7.5 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision in this Agreement.

VIII. Cash Available For Distribution.

     Section 8.1. Operating Cash Flow.

     A. As used in this Agreement, "Operating Cash Flow" shall mean and be defined as all cash receipts of the Partnership from whatever source (but excluding Capital Cash Flow and excluding the proceeds of any additional Capital Contributions to the Partnership pursuant to Section 3.3 above) during the period in question in excess of all items of Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Partnership, including, without limitation, amounts paid by the Partnership as principal on debts and advances, during such period, capital expenditures and any reserves (as determined by the General Partner) established or increased during such period. In the discretion of the General Partner, reserves may include cash held for future acquisitions or any other business needs of the Partnership.

     B. Operating Cash Flow shall, subject to the terms of the Partnership's indebtedness, be distributed to or for the benefit of the Partners of record as of the applicable Record Date not less frequently than annually, and shall be distributed:

          (i) first to those Partners holding Preference Units to the extent of the respective priorities (if any) established by the applicable Preference Unit Term Sheets and Other Securities Term Sheets; and then

          (ii) the balance prorata among the Partners holding OP Units and the Partners holding Preference Units which, based on the provisions of the applicable Preference Unit Term Sheets and Other Securities Term Sheets, entitle such Partners to participate in such distributions on a pari passu basis with the holders of OP Units (the "Residual Operating Cash Flow Preference Units"), to each Partner based on the quotient (expressed as a percentage) arrived at by dividing (i) the sum of the OP Unit Value of any Residual Operating Cash Flow Preference Units held by that Partner and the number of OP Units held by that Partner by (ii) the sum of the OP Unit Value of all Residual Operating Cash Flow Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time;

     provided, that in no event may a Partner receive a distribution of Operating Cash Flow with respect to a Unit, as of such Record Date, if such Partner is entitled to receive a distribution out of such Operating Cash Flow with respect to a REIT Share as of such Record Date for which such Unit has been exchanged and such distribution shall instead be made to the Company.

     C. Notwithstanding the foregoing, any incoming Limited Partners who were admitted during the applicable quarter (but excluding any incoming Partners who received Units from an existing Limited Partner) and who held Units as of an applicable Record Date, but held such Units for less than the entire period with respect to which an Operating Cash Flow distribution is to be paid, shall be entitled to receive a pro-rated portion of such Operating Cash Flow distribution otherwise payable to such Partner based on the number of days such Units were outstanding during the applicable period, or any other method of pro-ration deemed equitable by the General Partner, and in such event, if the General Partner, in its sole discretion, deems it necessary, the amount of the distribution payable to all other Partners shall be adjusted accordingly.

     D. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company's qualification as a REIT, to distribute Operating Cash Flow (a) to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated and (b) to satisfy the requirements for qualifying as a REIT under the Code. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Units is created hereunder, no Unit shall be entitled to a distribution in preference to any other Unit.

     E. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 11.9 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 8.1 for all purposes under this Agreement.

     Section 8.2. Capital Cash Flow.

     A. As used in this Agreement, "Capital Cash Flow" shall mean and be defined as collectively (a) gross proceeds realized in connection with the sale of any assets of the Partnership, (b) gross financing or refinancing proceeds, (c) gross condemnation proceeds (excluding condemnation proceeds applied to restoration of remaining property) and (d) gross insurance proceeds (excluding rental insurance proceeds or insurance proceeds applied to restoration of property), less (a) closing costs, (b) the cost to discharge any Partnership financing encumbering or otherwise associated with the asset(s) in question, (c) the establishment of reserves (as determined by the General Partner, and which may include cash held for future acquisitions or any other business needs of the Partnership), and (d) other expenses of the Partnership then due and owing.

     B. Subject to Section 14.2 below, if applicable, Capital Cash Flow shall, subject to the terms of the Partnership's indebtedness, be distributed to or for the benefit of the Partners of record as of the applicable Record Date not less frequently than annually and shall be distributed:

          (i) first to the Partners holding Preference Units to the extent of the respective priorities (if any) established by the applicable Preference Unit Term Sheets and Other Securities Term Sheets; and then

          (ii) the balance prorata among those Partners holding OP Units and those Partners holding Preference

     Units which, based on the provisions of the applicable Preference Unit Term Sheets and Other Securities Term Sheets, entitle such Partners to participate in such distributions on a pari passu basis with the holders of OP Units (the "Capital Cash Flow Preference Units"), to each Partner based on the quotient (expressed as a percentage) arrived at by dividing (i) the sum of the OP Unit Value of any Capital Cash Flow Preference Units held by that Partner and the number of OP Units held by that Partner by (ii) the sum of the OP Unit Value of all Capital Cash Flow Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time;

     provided, that in no event may a Partner receive a distribution of Capital Cash Flow with respect to a Unit as of such Record Date if such Partner is entitled to receive a distribution out of such Capital Cash Flow with respect to a REIT Share as of such Record Date for which such Unit has been exchanged and such distribution shall instead be made to the Company.

     C. Notwithstanding the foregoing, the General Partner reserves the right to pro-rate distributions of Capital Cash Flow to incoming Limited Partners who were admitted during the applicable quarter (but excluding any incoming Partners who received Units from an existing Limited Partner) and who held Units as of the applicable Record Date but held such Units for less than the entire period with respect to which the Capital Cash Flow distribution is to be paid, based on the number of days such Units were outstanding during the applicable period, or any other method of pro-ration deemed equitable by the General Partner and, in such event, the amount of the distribution payable to all other Partners shall be adjusted accordingly.

     D. Proceeds from a terminating capital transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 14.2.

     Section 8.3. Consent to Distributions. Each of the Partners hereby consents to the distributions provided for in this Agreement.

     Section 8.4. Right to Limit Distributions. The right of any Partner to receive distributions of any nature pursuant to the terms of this Agreement shall be subject to the terms of any agreement between such Partner and the Partnership limiting, restricting or providing rights of set-off with respect to such distributions.

         Section 8.5. Revisions to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any

Additional Limited Partner pursuant to Section 3 hereof, the General Partner shall make such revisions to this Section 8 and Schedule A as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, duties or powers with respect thereto. Such revisions shall not require the consent or approval of any other Partner.

IX.  Management of Partnership.

     Section 9.1. General Partner.

     A. Powers. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 9.10, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 5.B. and to effectuate the purposes set forth in Section 5.A., including, without limitation:

                  (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required or will permit the General Partner (so long as the General Partner qualifies as REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership;

                  (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper;

               (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, its Subsidiaries and the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

               (5) the management, operation, leasing, landscaping, repair, alteration, zoning or rezoning, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

               (6) the negotiation, execution, delivery and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

               (7) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

               (8) establishment of a date or dates (the "Record Date"), which shall to the extent practicable coincide with the record date for dividends to be paid by the Company, for the purpose of making any proper determination with respect to which Partners are entitled to receive distributions, consent to any matter for which the consent of Partners is permitted or required under any provision hereof, or otherwise be allocated rights hereunder;

               (9) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

               (10) the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

               (11) the collection and receipt of revenues and income of the Partnership;

               (12) the selection, designation of powers, authority and duties and the dismal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

               (13) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

               (14) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to the General partner, the General Partner of the Partnership's Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that, as long as the General Partner has determined to elect or continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

               (15) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (16) the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

               (17) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

               (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

               (19) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

               (20) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

               (21) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

               (22) the distribution of cash to acquire Units held by a Limited Partner in connection with a Limited Partner's exercise of its rights under Section 3.2 C.; and

               (23) the amendment and restatement of Schedule A to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Schedule A otherwise is authorized by this Agreement.

     B. No Approval by Limited Partners. Except as provided in Section 16, each of the Limited Partners agree that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

     D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership under Section 13.

     E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising their authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by any of them. The General Partner may cause the Partnership to agree with any one or more (but not necessarily all) Limited Partners as to tax matters (including, without limitation, the allocation of nonrecourse debt to certain Limited Partners for income tax purposes and guarantees of Partnership indebtedness by one or more (but not necessarily all) Limited Partners), the conduct of the Partnership's business and activities, the operation, financing, holding or disposition of any Partnership assets, and the tax reporting as to any of the foregoing, in each case whether affecting one, some or less than all Limited Partners. The General Partner shall not be obligated to consider the tax consequences in respect of any other Limited Partners in connection with any such agreements or other undertakings with some but not all Limited Partners. The General Partner and the Partnership shall have no liability to any Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner shall have acted pursuant to its authority under this Agreement.

     F. Limited Partner Guarantees of Partnership Debt. The General Partner agrees, upon the prior written request of a Limited Partner in connection with the admission of such Partner to the Partnership, to cause the Partnership to use its reasonable commercial efforts to cause its lenders to permit such Partners to elect to guarantee any indebtedness of the Partnership (including additional indebtedness or substitute indebtedness incurred thereafter) and to thereby become the guarantor or guarantors of last resort with respect to such additional or substitute indebtedness.

     Section 9.2. Limitations on Powers and Authorities of Partners. Notwithstanding the powers of the General Partner set forth in Section 9.1 above, no Partner shall have the right or power to do any of the following:

     (a) do any act in contravention of this Agreement, or any amendment hereto;

     (b) do any act which would make it impossible to carry on the ordinary business of the Partnership, except to the extent that such act is specifically permitted by the terms hereof (it being understood and agreed that, except as hereafter provided in this Section 9.2, a sale of any or all of the assets of the Partnership, for example, would be an ordinary part of the Partnership's business and affairs and is specifically permitted hereby); or

     (c) confess a judgment against the Partnership.

     Section 9.3. Limited Partners.

     A. The Limited Partners shall have no right or authority to act for or to bind the Partnership and no Limited Partner shall participate in the conduct or control of the Partnership's affairs or business.

     B. Each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited

Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

          (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934; and

          (2) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

     C. The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and the REIT Shares Amount per Common Unit and, with reasonable detail, how the same was determined.

     D. Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

     Section 9.4. Liability of General Partner. The General Partner shall not be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of the Partnership except (i) in the case of fraud, willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of this Agreement) or gross negligence, and (ii) for other breaches of this Agreement, but the liability of the General Partner under this clause (ii) shall be limited to its interest in the Partnership as more particularly provided for in Section 9.8 below. The General Partner shall not have any personal liability for the return of any Limited Partner's capital.

     Section 9.5. Indemnity. The Partnership shall indemnify and shall hold the officers, employees, agents and representatives of the Partnership, the General Partner, and each of the trustees, officers, employees, agents, and representatives of the General Partner harmless from any loss or damage, including without limitation reasonable legal fees and court costs, incurred by it or any of them by reason of anything it or any of them may do or refrain from doing hereafter for and on behalf of the Partnership or in connection with its business or affairs; provided, however, that (i) the Partnership shall not be required to indemnify any officers, employees, agents and representatives of the Partnership, the General Partner or any of the trustees, officers, employees, agents, and representatives of the General Partner for any loss or damage which it might incur as a result fraud, willful misconduct or gross negligence committed by any such person in the performance of their duties hereunder, it being agreed that the Partnership's indemnification obligations hereunder shall continue and be unaffected in respect of any other person which or who shall not have committed such fraud, willful misconduct or gross negligence, and (ii) this indemnification shall not relieve the General Partner of its proportionate part of the obligations of the Partnership as a Partner. In addition, the General Partner shall be entitled to reimbursement from the Partnership for any amounts paid by it in satisfaction of indemnification obligations owed by the General Partner to present or former trustees, officers, employees, agents or representatives of the General Partner or its predecessors, or other Persons indemnified by the General Partner, as provided for in or pursuant to the Declaration of Trust and By-Laws of the General Partner or otherwise. The right of indemnification set forth in this
Section 9.5 shall be in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and shall inure to the benefit of the successors and assigns of any such person or entity. No Partner shall be personally liable with respect to any claim for indemnification pursuant to this
Section 9.5, but such claim shall be satisfied solely out of assets of the Partnership.

     Section 9.6. Other Activities of Partners and Agreements with Related Parties. The General Partner shall devote its full-time efforts in furtherance of the Partnership business, it being expressly understood that, except for (i) the Company's ownership interest in a partnership or a limited liability company of which the Partnership is a partner or a member, respectively; (ii) the Company's ownership of any qualified REIT subsidiary (within the meaning of the Code) or any other entity which is a partner of a partnership or a member of a limited liability company having the Partnership as a partner or member, respectively; (iii) the Company's ownership of any other entity that owns no more than a thirty-five percent (35%) interest in any partnership, limited liability company or other entity; (iv) borrowing (including the issuance of debt securities) where the net proceeds thereof are loaned or contributed to the Partnership; (v) any activity or undertaking, including without limitation guaranteeing of Partnership obligations whether unsecured or secured by a pledge of the Company's interests in the Partnership, which the Board of Trustees of the General Partner, in its sole discretion, has determined will have a material benefit to the General Partner and will not have a material adverse effect on the Partnership;

and (vi) activities incidental to the Company's status and existence as a real estate investment trusts, the General Partner shall conduct all of its activities with respect to the healthcare real estate business exclusively through the Partnership and shall not conduct or engage in any way in any other business.

     Section 9.7. Other Matters Concerning the General Partner.

     A. The General Partner shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     B. The General Partner may exercise any of the powers granted or perform any of the duties imposed by this Agreement either directly or through agents. The General Partner may consult with counsel, accountants, appraisers, management consultants, investment bankers and other consultants selected by it, each of whom may serve as consultants for the Partnership. An opinion by any consultant on a matter which the General Partner believes to be within its professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partner based on the opinion and taken or omitted in good faith. The General Partner shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Partnership or of the General Partner, and shall assume no obligations other than to use due care in the selection of all consultants and contractors.

     C. No mortgagee, grantee, creditor or any other person dealing with the Partnership shall be required to investigate the authority of the General Partner or secure the approval of or confirmation by any Limited Partner of any act of the General Partner in connection with the conduct of the Partnership business.

     D. The General Partner may retain such persons or entities as it shall determine (including the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) to provide services to or on behalf of the Partnership. The General Partner shall be entitled to reimbursement from the Partnership for its out-of-pocket expenses (including, without limitation, amounts paid or payable to the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) incurred in connection with Partnership business. Such expenses shall be deemed to include those expenses required in connection with the administration of the Partnership such as the maintenance of Partnership books and records, management of the Partnership property and assets and preparation of information respecting the

Partnership needed by the Partners in the preparation of their individual tax returns.

     E. The General Partner may loan to the Partnership the net proceeds of loans obtained or debt securities issued by the Company so long as the terms of such loan to the Partnership are substantially equivalent to the corresponding loan obtained or debt securities issued by the Company. The General Partner from time to time may borrow from the Partnership such amounts on such terms as it deems to be arm's length.

     Section 9.8. Partner Exculpation. Except for fraud, willful misconduct and gross negligence, no Partner shall have any personal liability whatever, whether to the Partnership or to the other Partner, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of the other Partner shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, trustee or shareholder of the General Partner shall be liable to the Partnership for money damages except for
(i) active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct and gross negligence, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers or General Partner of each Partner solely as officers or partners of the same and not in their own individual capacities. No advisor, trustee, officer, partner, employee, beneficiary, shareholder, participant or agent of any Partner (or of any partner of a Partner) shall be personally liable in any matter or to any extent under or in connection with this Agreement, and the Partnership, each Partner and their respective successors and assigns shall look solely to the interest of the other Partner in the Partnership for the payment of any claim or for any performance hereunder.

     Section 9.9. General Partner Expenses and Liabilities. All costs and expenses incurred by the Company in connection with its activities as the General Partner hereunder, all costs and expenses incurred by the Company in connection with its continued corporate existence and its status as a public company, tax reporting and compliance, qualification as a real estate investment trust under the Code and otherwise, and all other liabilities incurred or suffered by the General Partner in connection with the pursuit of its business and affairs as contemplated hereunder and in connection herewith, shall be paid (or reimbursed to the Company, if paid by the Company) by the Partnership including all such costs that were paid by the

Company in connection with the issuance of additional shares of beneficial interest of the Company as contemplated by Section 3.3(B) above.

     Section 9.10. Title To Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by that General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 9.11. Reliance By Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership

X.   Banking.

     The funds of the Partnership shall be kept in accounts designated by the General Partner and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

XI.  Accounting and Tax Matters.

     Section 11.1. Fiscal Year. The fiscal year and taxable year of the Partnership (the "fiscal year") shall end on the last day of December of each year, unless another fiscal year end is selected by the General Partner.

     Section 11.2. Books of Account. The Partnership books of account shall be maintained at the principal office designated in Section 4 above or at such other locations and by such person or persons as may be designated by the General Partner. The Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable prior notice, access to the books of the Partnership and in addition, at its expense, shall have the right to copy such books. The General Partner, at the expense of the Partnership, shall cause to be prepared and distributed to the Partners annual financial data sufficient to reflect the status and operations of the Partnership and its assets and to enable each Partner to file its federal income tax return.

     Section 11.3. Method of Accounting. The Partnership books of account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with sound principles of accounting consistently applied, or such other method of accounting as may be adopted hereafter by the General Partner. All elections and options available to the Partnership for Federal or state income tax purposes shall be taken or rejected by the Partnership in the sole discretion of the General Partner.

     Section 11.4. Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

     Section 11.5. Tax Elections. The General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. In making any such tax election the General Partner shall have no obligation to take into account the tax consequences to the Limited Partners resulting from any such election. The General Partner shall have the right to seek to revoke any tax election it makes (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners. The General Partner shall have the authority in its sole and absolute discretion to decide all tax-related matters affecting or relating to the Partnership or its assets and to enter into agreements with any taxing authority, third party or Partner in respect of the Partnership, its assets or the conduct of the Partnership's affairs and business in order to give effect to the General Partner's decisions relating to any such tax or tax-related matters. All Partners shall be bound by such elections and decisions, and the Limited Partners shall have no consent or other approval rights of any kind in respect of any tax or tax-related matter.

     Section 11.6. Section 754 Election. In case of a distribution of property made in the manner provided in Section 734 of the Code (or any similar provision enacted in lieu thereof), or in the case of a transfer of any interest in the Partnership permitted by this Agreement made in the manner provided in Section 743 of the Code (or any similar provision enacted in lieu thereof), the General Partner, on behalf of the Partnership, shall file an election under Section 754 of the Code (or any similar provision enacted in lieu thereof) in accordance with the procedures set forth in the applicable Regulations.

     Section 11.7. Tax Matters Partner. The General Partner is hereby designated the Tax Matters Partner (hereinafter referred to as the "TMP") of the Partnership and shall have all the rights and obligations of the TMP under the Code.

     Section 11.8. Administrative Adjustments. If the TMP receives notice of a Final Partnership Administrative Adjustment (the "FPAA") or if a request for an administrative adjustment made by the TMP is not allowed by the United States Internal Revenue Service (the "IRS") and the IRS does not notify the TMP of the beginning of an administrative proceeding with respect to the Partnership's taxable year to which such request relates (or if the IRS so notifies the TMP but fails to mail a timely notice of an FPAA), the TMP may, but shall not be obligated to, petition a Court for readjustment of partnership items. In the case of notice of an FPAA, if the TMP determines that the United States District Court or Claims Court is the most appropriate forum for such a petition, the TMP shall notify each person who was a Partner at any time during the Partnership's taxable year to which the IRS notice relates of the approximate amount by which its tax liability would be increased (based on such assumptions as the TMP may in good faith make) if the treatment of partnership items on his return was made consistent with the treatment of partnership items on the Partnership's return, as adjusted by the FPAA. Unless each such person deposits with the TMP, for deposit with IRS, the approximate amount of his increased tax liability, together with a written agreement to make additional deposits if required to satisfy the jurisdictional requirements of the Court, within thirty days after the TMP's notice to such person, the TMP shall not file a petition in such Court. Instead, the TMP may, but shall not be obligated to, file a petition in the United States Tax Court.

     Section 11.9. Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section
11.9. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 11.9 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

XII. Transfers of Partnership Interests.

     Section 12.1. General Partner. In no event may the General Partner at any time assign, sell, transfer, pledge, hypothecate or otherwise dispose of all or any portion of its Partnership Interest, except by operation of law; provided, however, the General Partner may pledge or hypothecate its interests in the Partnership in connection with a guarantee or other undertaking by it in respect of any Partnership obligation and any exercise of the pledgee's right in respect of such pledge or hypothecation, including a transfer of such interests to the pledgee or any assignee of such pledgee is permitted by this Agreement, notwithstanding any other provision of this Agreement.

     Section 12.2. Limited Partner. Subject to the provisions of Sections 12.2.A, 12.2.B, 12.2.C, 12.2.D, and 12.2E, a Limited Partner (other than the Company) may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner.

     A. If a Limited Partner is subject to incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     B. The General Partner may prohibit any transfer by a Limited Partner of its Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Units.

     C. No transfer by a Limited Partner of its Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation (except as a result of the redemption or exchange for Shares of all Units held by all Limited Partners or pursuant to a transaction expressly permitted under this Agreement); (ii) it is made within the period agreed upon by a Limited Partner and the General Partner in connection with such Limited Partner's admission to the Partnership; (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" with the meaning of
Section 7704 of the Code or such transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Section 469(k)(2) or
Section 7704(b) of the Code (provided that this clause (iii) shall not be the basis for limiting or restricting in any manner the exercise of the redemption under Section 3.2.C unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation; (iv) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (v) such transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (vi) such transfer would subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (vii) without the express consent of the General Partner, in its sole and absolute discretion, (a) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (b) in violation of applicable law; (c) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (viii) such transfer could adversely affect the ability of the General Partner to become or remain qualified as a REIT; or (ix) if in the opinion of legal counsel for the transferring Partner (which opinion and counsel shall be reasonably satisfactory to the Partnership) or legal counsel for the Partnership, such transfer would adversely affect the ability of the General Partner to become or continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

                  D. No transfer of any Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion; provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem for the applicable cash amount any Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

     E. The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Unit to exercise the redemption right in accordance with the terms of Section 3.2.C unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation.

     Section 12.3. Substituted Limited Partners.

     A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

     B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

     Section 12.4. General Provisions.

     A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Units in accordance with this Article XII or pursuant to redemption of all of its Units under Section 3.2.

     B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Units in a transfer permitted pursuant to this Article XII or pursuant to redemption of all of its Units under Section 3.2 shall cease to be a Limited Partner.

     C. Timing of Transfers. Transfers pursuant to this Article XII may only be made upon three business days prior notice, unless the General Partner otherwise agrees.

     D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XII or redeemed or transferred pursuant to Section 3.2, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash attributable to any Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Partner.

     E. Admission Adjustments. The General Partner shall, when necessary, cause this Agreement to be amended from time to time to reflect the addition or withdrawal of Partners, and the issuance, conversion and redemption of any Preference Units and/or OP Units (including the corresponding adjustments to Percentage Interests).

     F. Limitation. Notwithstanding any other provision of this Agreement to the contrary, no sale, exchange, assignment, or other transfer or issuance of a Partnership Interest by or to any Partner shall be effective, if the effect of such transaction would be to cause the General Partner's Percentage Interest to decrease to a level of fifty percent (50%) or less.

     Section 12.5 Existing Pledge.

     Notwithstanding anything to the contrary contained in this Agreement, Ventas, Inc. and Ventas Realty LP, L.L.C. may each pledge, mortgage, assign, hypothecate or otherwise transfer all or any portion of its Partnership Interest in the Partnership pursuant to the Pledge and Security Agreement, dated as of April 29, 1998, in favor of Morgan Guaranty Trust Company of New York, as documentation Agent and pursuant to the Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of April 29, 1998, as amended and restated as of January 31, 2000 by and among the Partnership, Ventas, Inc., Ventas Realty LP, L.L.C., Bank of America, N.A., as administrative agent and issuing Bank, Morgan Guaranty Trust Company of New York, as documentation agent, and the Lenders referred to therein; provided, however, that no such assignment, pledge, hypothecation or transfer of any partnership interest will be effective to the extent it will cause the Partnership to be considered a "publicly traded partnership" under Section 7704 of the Internal Revenue Code of 1986, as amended.

XIII. Admission of New Partners.

     The General Partner shall admit to the Partnership as Limited Partners those persons and entities who are not already Partners and who receive OP Units and/or Preference Units in accordance with the provisions of this Agreement. Such admission may be by an amendment of this Agreement, an amendment of only Schedule A or by a separate joinder having the terms the General Partner believes appropriate and such joinder shall constitute a part of this Agreement.

XIV. Termination, Liquidation and Dissolution of Partnership.

     Section 14.1. Termination Events. The Partnership shall be dissolved and its affairs wound up in the manner hereinafter provided upon the earliest to occur of the following events:

     (a) January 1, 2099; or


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

     (b) the agreement of those Partners holding at least ninety percent (90%) of the Percentage Interests of all of the Partners, determining that the Partnership should be dissolved; or

     (c) subject to Section 14.4 below, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating as bankrupt either the Partnership or the General Partner, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

     Section 14.2. Method of Liquidation. Upon the happening of any of the events specified in Section 14.1 above, the General Partner (or if there be no General Partner, a liquidating trustee selected by those Limited Partners holding in the aggregate more than fifty percent 50% of the Percentage Interests held by all Limited Partners) shall immediately commence to wind up the Partnership's affairs and shall liquidate the assets of the Partnership as promptly as possible, unless the General Partner, or the liquidating trustee, shall determine that an immediate sale of Partnership assets would cause undue loss to the Partnership, in which event the liquidation may be deferred for a reasonable time. The Partners shall continue to share Operating Cash Flow, Capital Cash Flow, Profits and Losses during the period of liquidation in the same proportions as before dissolution (subject to Section 14.2(C) below). The proceeds from liquidation of the Partnership, including repayment of any debts of Partners to the Partnership, shall be applied in the order of priority as follows:

     A. Debts of the Partnership, including repayment of principal and interest on loans and advances made by the General Partner pursuant to Sections 3.3 and/or 9.7 above; then

     B. To the establishment of any reserves deemed necessary or appropriate by the General Partner, or by the person(s) winding up the affairs of the Partnership in the event there is no remaining General Partner of the Partnership, for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner, or such person(s) deems advisable, the balance of such reserves shall be distributed in the manner provided hereinafter in this Section 14.2 as though such reserves had been distributed contemporaneously with the other funds distributed hereunder; then

     C. To the Partners in accordance with their respective Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods. In connection therewith, the Company, as the holder of Preference Units, shall be allocated gross income to the extent necessary to cause its Capital Account balance to equal the amount established in the applicable Other Securities Term Sheet upon any voluntary


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

or involuntary dissolution, liquidation or winding up of the Partnership; provided, that no such gross income allocation shall be made to the Company to the extent that such allocation would result in any additional Loss (or item thereof) being allocated to any Obligated Partner.

     Section 14.3. Date of Termination. The Partnership shall be terminated when all notes received in connection with such disposition have been paid and all of the cash or property available for application and distribution under Section
14.2 above (including reserves) shall have been applied and distributed in accordance therewith.

     Section 14.4. Reconstitution Upon Bankruptcy.

     A. Notwithstanding any dissolution of the Partnership under clause (c) of
Section 14.1 above, if the Partnership is reconstituted as set forth in this
Section 14.4, then the business of the Partnership shall be continued with the Partnership's property and the Partnership's assets shall not be liquidated.

     B. If the Partnership is dissolved by reason of the bankruptcy of the General Partner, a successor general partner may be admitted within 90 days after the dissolution, effective as of the date of dissolution, as the General Partner hereunder, with the written consent of those Limited Partners holding more than 50% of the aggregate Percentage Interests of all Limited Partners. Upon the admission of such successor general partner, without any further consent or approval of any other Partner, the Partnership shall be reconstituted as a successor limited partnership.

     C. If the Partnership is dissolved by reason of the bankruptcy of the Partnership in a proceeding for the reorganization (and not the liquidation) of the Partnership, then, with the consent of the Company and those Limited Partners holding at least fifty percent (50%) of the Percentage Interests held by all Limited Partners, the Partnership may be reconstituted within 90 days after dissolution, effective as of the date of dissolution, whereupon the Partnership shall be reconstituted as a successor limited partnership.

     D. The successor limited partnership reconstituted in accordance with the foregoing provisions of this Section 14.4 shall continue the business of the Partnership with the Partnership's property. The Percentage Interests of the Partners in the successor limited partnership shall be in proportion to their respective Percentage Interests in the dissolved Partnership. Such successor limited partnership shall be governed by the terms and provisions of this Agreement and references in this Agreement to the Partnership or to the Partners or their rights and obligations shall be understood to comprehend such successor limited partnership and the Partners thereof and their rights and obligations.

     Section 14.5. Death, Legal Incompetency, Etc. of a Limited Partner. The death, legal incompetency, insolvency, dissolution or bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death or incapacity of an individual Limited Partner, such individual Limited Partner's interest in the Partnership shall be transferred either by will, the laws of intestacy or otherwise to the legal representative or successor of such individual Limited Partner.

XV.  Power of Attorney.

     Each Limited Partner hereby irrevocably constitutes and appoints the Chairman of the Board of the General Partner (or the Co-Chairmen acting together if there be more than one), with full power of substitution, its true and lawful attorney, for him and in his name, place and stead and for his use and benefit, to sign, swear to, acknowledge, file and record:

               (i) this Agreement, and subject to Section 16 below, amendments to this Agreement; (ii) any certificates, instruments and documents (including assumed and fictitious name certificates) as may be required by, or may be appropriate under, the laws of the State of Delaware or any other State or jurisdiction in which the Partnership is doing or intends to do business, in order to discharge the purposes of the Partnership or otherwise in connection with the use of the name or names used by the Partnership;

               (ii) any other instrument which may be required to be filed or recorded by the Partnership on behalf of the Partners under the laws of any State or by any governmental agency in order for the Partnership to conduct its business;

               (iii) any documents which may be required to effect the continuation of the Partnership, the admission of a substitute or additional Partner, or the dissolution and termination of the Partnership, provided such continuation, admission or dissolution and termination is not in violation of any provision of this Agreement; and

               (iv) any documents which may be required or desirable to have the General Partner appointed, and act as, the "Tax Matters Partner" as described in the Code.

         The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable and shall


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

survive the death or incapacity of any individual Limited Partner, and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion of his interest in the Partnership.

XVI. Amendment of Agreement.

     A. Each Limited Partner, by his execution of or joinder in this Agreement, hereby irrevocably appoints the Chairman of the Board of the General Partner (or the Co-Chairmen acting together if there be more than one) with power of substitution, as his true and lawful attorney coupled with an interest, in his name, place and stead to amend this Agreement in any respect other than:

          (i) to enlarge the obligation of any Partner to make contributions to the capital of the Partnership, as provided for in Section 3 above; or

          (ii) except as otherwise provided for in this Agreement or as required by law, to modify the allocation of Profits or Losses or distributions among the Partners as provided for in Section 7 and 8 above, respectively; or

          (iii) to amend Sections 1, 3.2, 9.2, or 12; or

          (iv) to amend this Section 16.

     B. With respect to amendments regarding Sections 16(A)(ii) or 16(A)(iii), this Agreement may be amended with the written consent of the Company.

         Notwithstanding the foregoing, the terms and conditions of a particular series of Preference Units may not be changed without the written consent of the holders of at least 67% of the Preference Units within the class or series (or such greater percentage as may be provided for in the applicable Preference Unit Term Sheet or Other Securities Term Sheet, as the case may be).

     C. With respect to amendments regarding Sections 16(A)(i) or (iv), this Agreement may be amended only with the written consent of all Partners.

     In the event this Agreement shall be amended pursuant to this Section 16, the General Partner shall cause this Agreement to be amended to reflect the amendment.

XVII. Miscellaneous.

     Section 17.1. Notices. Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or by telecopy or other facsimile transmission, the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on the signature pages of this Agreement, or at such other address as such person may have previously furnished in writing to the Partnership and each Partner with copies to:

                  General Counsel
                  Ventas, Inc.
                  4360 Brownsboro Road
                  Suite 115
                  Louisville, Kentucky 40207-1642
                  Facsimile No.: 502-357-9001,

         with a courtesy copy to:

                  Bruce M. Montgomerie, Esq.
                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10019-6099
                  Facsimile No.: 212-728-8111

     Section 17.2. Modifications. Except as otherwise provided in this Agreement, no change or modification of this Agreement, nor any waiver of any term or condition in the future, shall be valid or binding upon the Partners unless such change or modification shall be in writing and signed by all of the Partners or, in the case of a waiver of any term or condition, such waiver shall be in writing and signed by all Partners who were intended, as determined in the reasonable judgment of the General Partner, to be the primary beneficiaries of the waived term or condition.

     Section 17.3. Successors and Assigns. Any person acquiring or claiming an interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all of the terms, conditions and obligations of this Agreement to which his predecessor-in-interest was subject or bound, without regard to whether such a person has executed a counterpart hereof or any other document contemplated hereby. No person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Agreement, and no person shall acquire an interest in the Partnership or become a Partner thereof except as expressly permitted by and pursuant to the terms of this Agreement. Subject to the foregoing, and the provisions of Section 12 above, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, assigns, heirs, legal representatives, executors and administrators.

     Section 17.4. Duplicate Originals. For the convenience of the Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

     Section 17.5. Construction. The titles of the Sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

     Section 17.6. Governing Law. This Agreement shall be governed by the laws of the State of Delaware. Except to the extent the Act is inconsistent with the provisions of this Agreement, the provisions of such Act shall apply to the Partnership.

     Section 17.7. Other Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as, in the opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out the Partnership as provided for by this Agreement.

     Section 17.8. General Partner with Interest as Limited Partner. If the General Partner ever has an interest as a Limited Partner in the Partnership, the General Partner shall, with respect to such interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner.

     Section 17.9. Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 17.10. Gender. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

     Section 17.11. Prior Agreements Superseded. Except for joinders, term sheets and/or addendums that have been made or will be made and are deemed to be incorporated by reference herein and made a part hereof, this Agreement supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter and contains the entire understanding amongst the Partners with respect thereto.

     Section 17.12. No Third Party Beneficiary. The terms and provisions of this Agreement are for the exclusive use and benefit of General Partner and the Limited Partners and shall not inure to the benefit of any other person or entity.

     Section 17.13. Purchase for Investment. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

     Section 17.14. Waiver. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act on the part of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

     Section 17.15. No Rights as Shareholder. Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as partners or shareholders of any of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as (i) shareholders in respect to any meeting of shareholders for the election of trustees of General Partner or any other matter or (ii) or any other matter.

     Section 17.16. Time of Essence. Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

     Section 17.17. Counterparts. This Agreement may be executed in one or more counterparts, which when taken together, shall constitute but one original.

         IN WITNESS WHEREOF, the General Partner (on behalf of itself and as attorney-in-fact for the Limited Partners pursuant to Section 16 hereof) has executed this Amendment as of the date first written above.

                              GENERAL PARTNER:


                              Ventas, Inc.
                              By: /s/ Debra A. Cafaro
                                  -------------------
                              Name: Debra A. Cafaro
                              Title: President


                              LIMITED PARTNER:


                              Ventas LP Realty, L.L.C.
                              By: Ventas, Inc. Member

                              By: /s/ Debra A. Cafaro
                                 -------------------
                              Name Debra A. Cafaro
                              Title: President

            SCHEDULE A TO VENTAS REALTY LIMITED PARTNERSHIP AGREEMENT





 PARTNERS/ADDRESSES      INITIAL             NUMBER OF OP          PERCENTAGE
                      CONTRIBUTIONS             UNITS               INTEREST


Ventas, Inc.                                                          99.00
4360 Brownsboro Road
Suite 115
Louisville, Kentucky
40207-1642
                                                                       1.00
Ventas Realty, L.L.C.
4360 Brownsboro Road
Suite 115
Louisville, Kentucky
40207-1642
                                                                 ---------------
                                                                 Total: 100.00%